UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report:  February 6, 2008

Date of earliest event reported:  January 31, 2008

NETWORK CN INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-30264	11-3177042
(Commission	(IRS Employer
File Number)	Identification No.)

21/F, Chinachem Century Tower
178 Gloucester Road, Wanchai, Hong Kong
(Address of Principal Executive Offices) (Zip Code)

(852) 2833-2186
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement; Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant; Item 3.02 Unregistered Sales of Equity Securities; Item 5.03 Amendments to Articles of Incorporation or Bylaws.

As previously reported on November 19, 2007, Network CN Inc. (the “Company”), Shanghai Quo Advertising Company Limited, a limited liability company and subsidiary of the Company (“Quo”), and the Designated Holders (as defined in the Purchase Agreement), entered into a Note and Warrant Purchase Agreement (said Note and Warrant Purchase Agreement, as amended, the “Purchase Agreement”) with affiliated investment funds of Och-Ziff Capital Management Group (the “Investors”). Pursuant to the Purchase Agreement, the Company agreed to issue 3% Senior Secured Convertible Notes due June 30, 2011 in the aggregate principal amount of up to US$50,000,000 (the “Notes”) and warrants to acquire an aggregate amount of 34,285,715 shares of Common Stock of the Company (the “Warrants”).  The Notes and Warrants were issuable in three tranches.  On November 19, 2007, the Company issued Notes in the aggregate principal amount of US$6,000,000, Warrants to purchase shares of the Company’s common stock at $2.50 per share and Warrants to purchase shares of the Company’s common stock at $3.50 per share.  On November 28, 2007, the Company issued Notes in the aggregate principal amount of US$9,000,000, Warrants to purchase shares of the Company’s common stock at $2.50 per share and Warrants to purchase shares of the Company’s common stock at $3.50 per share. On January 31, 2008, the Company amended and restated the previously issued Notes and issued to Investors, Notes in the aggregate principal amount of US$50,000,000 (the “Amended and Restated Notes”), Warrants to purchase shares of the Company’s common stock at $2.50 per share and Warrants to purchase shares of the Company’s common stock at $3.50 per share (the “Third Closing”). The Notes and Warrants were issued in reliance on Regulation S of the Securities Act of 1933, as amended.  Forms of the Amended and Restated Note and the Warrant issued in the Third Closing are attached hereto as Exhibits 4.1 and 4.2, respectively.

In connection with the Third Closing, the parties entered into the First Amendment to the Purchase Agreement, dated as of January 31, 2008 (the “First Amendment”) to, among other things, establish additional funding channels between the Company and its subsidiaries in China and provide for certain other modifications in connections with the Third Closing.  Concurrently with the Third Closing, the Company loaned substantially all the proceeds from the Amended and Restated Notes to its wholly-owned direct subsidiary, NCN Group Limited, a company incorporated under the laws of the British Virgin Islands (“NCN Group”), and such loan was evidenced by an intercompany note issued by NCN Group in favor of the Company (the “NCN Group Note”).  The Company entered into a Security Agreement, dated as of January 31, 2008 pursuant to which the Company granted to the collateral agent for the benefit of the Investors (the “Collateral Agent”) a first-priority security interest in certain of its assets, including the NCN Group Note and 66% of the shares of NCN Group. In addition, NCN Group and certain of the Company’s indirect wholly owned subsidiaries each granted the Company a security interest in certain of the assets of such subsidiaries to, among other things, secure the NCN Group Note and certain related obligations.  Forms of the First Amendment and the Security Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively.  In connection with the Third Closing, the Company amended its Bylaws to remove Section 7.12(ii) thereof.

The foregoing descriptions do not purport to be a complete description of the terms of the documents, and this description is qualified in its entirety by the terms of the definitive documents or forms thereof which are attached as exhibits to this Current Report on Form 8-K, and which are incorporated by reference.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Amended and Restated Secured Convertible Promissory Note
4.2	Form of Warrant
10.1	First Amendment to Note and Warrant Purchase Agreement, dated January 31, 2008
10.2	Security Agreement, dated January 31, 2008
99.1	Press release of Network CN Inc. dated February 6, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK CN INC. (Registrant)

Date: February 5, 2008	By:	/s/ Godfrey Hui
Chief Executive Officer

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